UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2019 (January 3, 2019)

RPT REALTY
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08     Shareholder Director Nominations.
To the extent required, the information included in Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.08.

Item 8.01    Other Events.
RPT Realty (“RPT”) has fixed April 29, 2019 as the date for the 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”) and the close of business on March 5, 2019 as the record date for determining the holders of common shares of beneficial interest entitled to receive notice of and to vote at the 2019 Annual Meeting and any adjournment or postponement thereof.

RPT will file with the Securities and Exchange Commission ("SEC") and deliver to shareholders definitive proxy materials containing additional information about the 2019 Annual Meeting. RPT has established the close of business on January 17, 2019 as the new deadline for the receipt of any shareholder proposal intended to be included in RPT’s proxy statement and form of proxy for the 2019 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which RPT has determined to be a reasonable time before it expects to begin to print and send proxy materials for the 2019 Annual Meeting. Such proposals must also otherwise be in compliance with the requirements of the SEC’s proxy rules.

Any nomination or shareholder proposal of other business intended to be presented for consideration at the 2019 Annual Meeting, but not intended to be considered for inclusion in RPT’s proxy statement and form of proxy must be received by RPT between January 29, 2019 and the close of business on February 28, 2019 to be considered timely. Such nominations or proposals must also be in compliance with RPT’s bylaws.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPT REALTY

Date: January 4, 2019	By: /s/ MICHAEL P. FITZMAURICE
Michael P. Fitzmaurice
Executive Vice President, Chief Financial Officer and Secretary